UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2006
JLG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 JLG Drive,
McConnellsburg, PA	17233-9533

(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code:
(7l7) 485-5161
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Base Salaries
On July 20, 2006, the Board of Directors (the “Board”) of JLG Industries, Inc. (the “Company”) adjusted the base salaries of named executive officers and certain other key employees, which were based on the recommendations by the Compensation Committee (the “Committee”). The adjusted based salaries for named executive officers are as follows:

Named Executive Officer	FY 2006 Base Salary	FY 2007 Base Salary
William M. Lasky	$735,000	$800,000

James H. Woodward, Jr.	$410,016	$430,000

Craig E. Paylor	$335,016	$358,000

Thomas D. Singer	$330,000	$350,000

Peter L. Bonafede, Jr.	$290,016	$305,000
Long Term Incentive Plan
On July 19, 2006, the Committee awarded long-term incentive compensation to executive officers and certain other key employees in the form of stock options, restricted shares and performance shares pursuant to the JLG Industries, Inc. Long Term Incentive Plan (the “LTIP”). All awards are with respect to the Company’s common stock, $.20 par value (“Common Stock”). In the aggregate, 126,300 stock options and 200,000 restricted shares were awarded to the named executive officers. The individual awards to named executive officers are as follows:

Name Executive Officer	Stock Options	Restricted Shares
William M. Lasky	55,100	87,200

James H. Woodward, Jr.	23,800	37,700

Craig E. Paylor	18,200	28,900

Thomas D. Singer	18,000	28,400

Peter L. Bonafede, Jr.	11,200	17,800
The stock options are exercisable at a price equal to fair market value of the Company’s shares as of the date of the grant and vest ratably over three years subject to each grantee’s continued employment with the Company.
Subject to each grantee’s continued employment with the Company, the shares of Common Stock issued pursuant to the restricted share awards vest five years from the date of award or earlier on death, disability and, subject to a one-year initial holding period, retirement. Such shares immediately vest upon a Change in Control of the Company as defined in the LTIP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC.
(Registrant)

Date: July 25, 2006	/s/ James H. Woodward, Jr.

James H. Woodward, Jr.
Executive Vice President and
Chief Financial Officer

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